Exhibit (17)

PROXY TABULATOR P.O. BOX 859232 BRAINTREE, MA 02185-9232	EVERY SHAREHOLDER’S VOTE IS IMPORTANT *** 3 EASY WAYS TO VOTE YOUR PROXIES ***

VOTE VIA THE TELEPHONE	VOTE VIA THE INTERNET	VOTE BY MAIL

1) Read the Proxy Statement and have this card at hand

2) Call toll-free at 1-800-830-3542 and follow the recorded instructions

3) If you vote via the telephone, you do not need to mail this proxy card

	1)Readthe Proxy Statement and have this card at hand 2) Log on to www.2voteproxy.com and follow the on-screen instructions 3) If you vote via the Internet, you do not need to mail this proxy card	1) Read the Proxy Statement 2) Check the appropriate boxes on this proxy card 3) Sign and date this proxy card 4) Mail your completed proxy card in the enclosed postage paid envelope

DELAFIELD SELECT FUND,

a series of NATIXIS FUNDS TRUST II

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD

SEPTEMBER 24, 2009

This Proxy is solicited on behalf of the Trustees of Natixis Funds Trust II, on behalf of the Delafield Select Fund. The undersigned shareholder of the Delafield Select Fund, revoking previous proxies, if any, hereby appoints Coleen Downs Dinneen, Russell Kane and Michael Kardok, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of the Delafield Select Fund to be held on September 24, 2009, at the offices of the Natixis Asset Management Advisors, L.P., at 2:00 p.m., Eastern time, and at all adjournments thereof, and to vote all of the shares of the Delafield Select Fund that the undersigned would be entitled to vote if personally present at said meeting on the proposal specified on reverse side. As to any other matter, said attorneys-in-fact shall vote in accordance with their best judgment.

Please mark your proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Note: Please sign exactly as your name(s) appears on the Proxy. If you are signing this Proxy for a corporation, estate, trust or other fiduciary capacity, for example, as a trustee, please state that capacity or title along with your signature. Joint owners should each sign this Proxy.

Signature	Date

Signature (Joint Owners)	Date

TOCQUEVILLE

Exhibit (17)

PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

THE BOARD OF TRUSTEES OF DELAFIELD SELECT FUND RECOMMENDS A VOTE FOR THE PROPOSAL BELOW. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED BELOW OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED

PLEASE MARK A BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

Vote on Proposal

To approve the Agreement and Plan of Reorganization and Liquidation providing for the sale of all of the assets of the Delafield Select Fund to, and the assumption of all of the liabilities of the Delafield Select Fund by, The Select Fund, a newly-created series of The Tocqueville Trust, in exchange for Shares of The Select Fund, which would be distributed by the Delafield Select Fund to the holders of its shares in complete liquidation of the Delafield Select Fund, as more fully described in the Proxy Statement/Prospectus of the Delafield Select Fund.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof.

PLEASE SIGN AND DATE THIS PROXY ON REVERSE SIDE AND RETURN PROMPTLY IN THE

ENCLOSED ENVELOPE

TOCQUEVILLE